Exhibit 21.1

DELPHI TECHNOLOGIES PLC
Subsidiaries

Business Entity	Ownership Form	Domestic Jurisdiction (Entity Owned)
Delphi Powertrain Corporation	Direct	Delaware
Delphi Powertrain Systems Management Limited	Direct	England and Wales
Delphi Powertrain Systems Holdings SARL	Direct	Luxembourg
Delphi Singapore Holdings Pte. Ltd.	Direct	Singapore
Delphi Singapore Investments Pte. Ltd.	Direct	Singapore
Delphi Automotive Systems Australia Ltd.	Indirect	Australia
Delphi Technologies IP Limited	Indirect	Barbados
Delphi Powertrain Systems Industria e Comercio Ltda	Indirect	Brazil
Beijing Delphi Wan Yuan Engine Management Systems Co., Ltd.	Indirect	China
Delphi Diesel Systems (Yantai) Co., Ltd.	Indirect	China
Delphi Shanghai Dynamics and Propulsion Systems Co., Ltd.	Indirect	China
Delphi Trading (Shanghai) Co., Ltd.	Indirect	China
Beijing Delphi Technology Development Co., Ltd.	Indirect	China
Delphi Technologies (Suzhou) Co., Ltd.	Indirect	China
Delphi Powertrain International Services, LLC	Indirect	Delaware
Delphi Powertrain Technologies General Partnership	Indirect	Delaware
Delphi Powertrain Systems, LLC	Indirect	Delaware
Delphi Technologies Financing UK Limited	Indirect	England and Wales
Delphi Automotive Operations UK Limited	Indirect	England and Wales
Delphi Diesel Systems Limited	Indirect	England and Wales
Delphi Diesel Systems Pension Trustees Limited	Indirect	England and Wales
Delphi Electronics Overseas Company Ltd	Indirect	England and Wales
Delphi Electronics Overseas Company Pensions Trustees Ltd	Indirect	England and Wales

Exhibit 21.1

Delphi Financial Operations UK Limited	Indirect	England and Wales
Delphi Financial Services (UK) Limited	Indirect	England and Wales
Delphi Lockheed Automotive Limited	Indirect	England and Wales
Delphi Lockheed Automotive Pension Trustees Limited	Indirect	England and Wales
Hartridge Limited	Indirect	England and Wales
Delphi France Holdings SAS	Indirect	France
Delphi France SAS	Indirect	France
Delphi Powertrain Systems Deutschland GmbH	Indirect	Germany
Delphi Powertrain Systems Hungary Kft	Indirect	Hungary
Delphi Propulsion Systems Private Limited	Indirect	India
Delphi Powertrain Systems Italia Srl	Indirect	Italy
Delphi Japan Limited Co.	Indirect	Japan
Delphi Powertrain Systems Korea Ltd	Indirect	Korea
Delphi Technologies Korea LLC	Indirect	Korea
Delphi Automotive Systems Luxembourg S.A.	Indirect	Luxembourg
Delphi Holdfi Holdings S.a.r.l.	Indirect	Luxembourg
Delphi Holdfi Luxembourg S.a.r.l.	Indirect	Luxembourg
Delphi Luxembourg Investments S.a.r.l.	Indirect	Luxembourg
Delphi Powertrain Systems Operations Luxembourg S.ar.l.	Indirect	Luxembourg
Delphi Technologies Holdings Luxembourg S.a.r.l.	Indirect	Luxembourg
Delphi Technologies Malta Holdings Limited	Indirect	Malta
AS Catalizadores Ambientales, S. de R.L.de C.V.	Indirect	Mexico
Delphi Diesel Systems, S. de R.L. de C.V.	Indirect	Mexico
Delphi Netherlands BV	Indirect	Netherlands
Delphi Canada Inc.	Indirect	Ontario
Delphi Powertrain Systems Poland sp, z.o.o.	Indirect	Poland
Delphi Powertrain Systems Portugal S.A.	Indirect	Portugal
D2 Industrial Development and Production SRL	Indirect	Romania

Exhibit 21.1

Delphi Diesel Systems Romania, SRL	Indirect	Romania
Closed Joint Stock Company “Delphi Samara”	Indirect	Russian Federation
Delphi Automotive Systems Singapore Investments Pte Ltd	Indirect	Singapore
Delphi Diesel Systems S.L.	Indirect	Spain
Delphi Automotive Taiwan Ltd.	Indirect	Taiwan
Delphi Otomotiv Sistemleri Sanayi ve Ticaret Anonim Sirketi	Indirect	Turkey